Exhibit 23(b)

                                ARTHUR ANDERSEN LLP








                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 10, 1997 included in National Vision Associates, Ltd.'s Form 10-K for the year ended December 28, 1996 and to all references to our Firm included in this registration statement.




/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP



Atlanta, Georgia
May 12, 1997